Exhibit (e)(1)(A)(i)

May 1, 2013

Mr. Michael J. Roland

ING Investments Distributor, LLC

7337 East Doubletree Ranch Road

Suite 100

Scottsdale, AZ 85258

Dear Mr. Roland:

Pursuant to the Distribution Agreement (the “Agreement”) dated January 1, 2007, between ING Investors Trust (the “Trust”) and ING Investments Distributor, LLC (formerly, ING Funds Distributor, LLC) we hereby notify you of our intention to retain you as Distributor to render such services to ING Global Perspectives Portfolio (the “Portfolio”), a new series of ING Investors Trust, effective on May 1, 2013, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Portfolio to the Amended Schedule A of the Agreement. The Amended Schedule A is attached hereto. The remaining terms and conditions set forth in the Agreement will remain unchanged.

The Amended Schedule A has also been updated to reflect the name change for ING Invesco Van Kampen Growth and Income Portfolio to ING Invesco Growth and Income Portfolio.

Please signify your acceptance to act as Distributor under the Agreement with respect to the Portfolio, by signing below.

Very sincerely,

By:	/s/ Kimberly A. Anderson
Name:	Kimberly A. Anderson
Title:	Senior Vice President ING Investors Trust

ACCEPTED AND AGREED TO:

ING Investments Distributor, LLC

By:	/s/ Michael J. Roland
Name:	Michael J. Roland
Title:	Executive Vice President
7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2744	ING Investors Trust

AMENDED SCHEDULE A

with respect to the

DISTRIBUTION AGREEMENT

between

ING INVESTORS TRUST

and

ING INVESTMENTS DISTRIBUTOR, LLC

Name of Fund

ING American Funds Asset Allocation Portfolio

ING American Funds Global Growth and Income Portfolio

ING American Funds International Growth and Income Portfolio

ING American Funds International Portfolio

ING American Funds World Allocation Portfolio

ING BlackRock Health Sciences Opportunities Portfolio

ING BlackRock Inflation Protected Bond Portfolio

ING BlackRock Large Cap Growth Portfolio

ING Bond Portfolio

ING Clarion Global Real Estate Portfolio

ING Clarion Real Estate Portfolio

ING DFA Global Allocation Portfolio

ING DFA World Equity Portfolio

ING FMRSM Diversified Mid Cap Portfolio

ING Franklin Income Portfolio

ING Franklin Mutual Shares Portfolio

ING Franklin Templeton Founding Strategy Portfolio

ING Global Prospectives Portfolio

ING Global Resources Portfolio

ING Goldman Sachs Commodity Strategy Portfolio

ING Invesco Growth and Income Portfolio

ING JPMorgan Emerging Markets Equity Portfolio

ING JPMorgan Small Cap Core Equity Portfolio

ING Large Cap Growth Portfolio

ING Large Cap Value Portfolio

ING Limited Maturity Bond Portfolio

ING Liquid Assets Portfolio

ING Marsico Growth Portfolio

ING MFS Total Return Portfolio

ING MFS Utilities Portfolio

ING Morgan Stanley Global Franchise Portfolio

ING Oppenheimer Active Allocation Portfolio

ING PIMCO High Yield Portfolio

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ING PIMCO Total Return Bond Portfolio

ING Pioneer Fund Portfolio

ING Pioneer Mid Cap Value Portfolio

ING Retirement Conservative Portfolio

ING Retirement Growth Portfolio

ING Retirement Moderate Growth Portfolio

ING Retirement Moderate Portfolio

ING T. Rowe Price Capital Appreciation Portfolio

ING T. Rowe Price Equity Income Portfolio

ING T.Rowe Price International Stock Portfolio

ING Templeton Global Growth Portfolio

ING U.S. Stock Index Portfolio

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